Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 30, 2014 in Amendment No. 1 to the Registration Statement (Form S-1) and the related Prospectus of Shake Shack Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

January 19, 2015